CENTRAL PARK GROUP MULTI-EVENT FUND
805 Third Avenue
New York, New York 10022

August 26, 2011

Dear Shareholder:

On behalf of the Board of Trustees (the "Board") of Central Park Group Multi-Event Fund (the "Fund"), we are pleased to invite you to attend a Special Meeting of Shareholders of the Fund (the "Meeting"), to be held at 10:00 a.m. (Eastern Daylight Time) on Friday, September 23, 2011, at the offices of the Fund at 805 Third Avenue, New York, New York 10022.  Shareholders of record of the Fund as of the close of business on August 19, 2011 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.  At the Meeting, you will be asked to approve a new investment advisory agreement (the "New Agreement") between the Fund and Central Park Multi-Event Management, LLC (the "New Adviser").  The New Adviser is a joint venture between Central Park Advisers, LLC ("Central Park Advisers"), which serves as managing member, and Brencourt Advisors, LLC ("Brencourt Advisors"), which serves as non-managing member and whose personnel would, if the New Agreement is approved by the Fund's shareholders, provide day-to-day management of the Fund's portfolio under the oversight of Central Park Advisers.  The formal notice of the Meeting is included with these materials.

At a meeting of the Board held on August 10, 2011, Central Park Advisers recommended that the Fund enter into the New Agreement, effective as of November 1, 2011, whereby personnel of Brencourt Advisors would begin providing day-to-day management of the Fund's portfolio under the oversight of Central Park Advisers.  The Board unanimously approved the New Agreement and is now seeking your approval of the New Agreement, as required by the Investment Company Act of 1940, as amended (the "1940 Act").  Central Park Advisers and the Board have determined that it is in the best interests of the Fund and its shareholders to have the Fund's portfolio managed by the New Adviser.  The existing investment advisory agreement (the "Existing Agreement") between the Fund and Central Park Para Management, LLC (the "Existing Adviser") will terminate at the close of business on October 31, 2011.  The Existing Adviser is a joint venture between Central Park Advisers, which serves as managing member, and Para Advisors LLC ("Para Advisors"), which serves as non-managing member.  The New Agreement is substantially similar to the Existing Agreement, except for the differences discussed in "Proposal:  To Approve the New Agreement—Comparison of the Existing Agreement and New Agreement."

At their meeting held on August 10, 2011, the Board, including a majority of Trustees who are not "interested persons" (as defined in the 1940 Act), also approved a new Sub-Administration Agreement (the "New Sub-Administration Agreement") between Brencourt Advisors and Central Park Advisers.  The New Sub-Administration Agreement will permit Brencourt Advisors, effective November 1, 2011, to provide the same sub-management and sub-administrative services that are now provided to the Fund by Para Advisors.  These services include:  (i) monitoring and informing Central Park Advisers of the execution of portfolio transactions; (ii) providing certain office space, telephone and utilities; (iii) providing certain administrative and secretarial, clerical and other personnel; (iv) reviewing disclosure documents relating to the Fund; and (v) if requested, preparing certain materials and reports for use in connection with meetings of the Board.  The New Sub-Administration Agreement is not subject to approval by the Fund's shareholders, but is conditioned on the approval of the New Agreement by shareholders.

To provide continuity in investment services to the Fund, we urge you to review the enclosed proxy statement, wherein you are asked to approve the New Agreement.

The Board believes that the Fund and its shareholders would receive the following potential benefits from approval of the New Agreement:

•	Experienced Management. The Fund would benefit from the experience of Brencourt Advisors' personnel in portfolio management.

•
Brencourt Advisors' Investment Philosophy.  The Fund would benefit from Brencourt Advisors' event-driven approach, which aims to generate consistent, absolute and attractive returns with below-market risk.

•	Lower Expense Ratio. If the Fund's assets increase, the Fund's fixed expenses would be spread over a greater asset base, thereby reducing the Fund's expense ratio over time.

•
Continuity of Oversight.  Central Park Advisers would continue to oversee the day-to-day management of the Fund.  Brencourt Advisors, as the non-managing member of the New Adviser, would provide the use of its employees to the extent reasonably required by the New Adviser in order for the New Adviser to provide investment advisory services to the Fund, under the oversight of Central Park Advisers.

•
No Increase in Management Fees.  The Fund would not be subject to any increase in the management and administration fees and incentive fees paid to the New Adviser compared to those currently paid by the Fund to the Existing Adviser.

The Board voted unanimously in favor of the New Agreement and recommends that you vote "For" it.  Whether or not you intend to attend the Meeting, you can vote in one of two ways, by (i) completing, signing and returning the enclosed proxy card in the enclosed prepaid envelope or (ii) faxing your completed and signed proxy card to Central Park Group Multi-Event Fund, c/o the Operations Department at (212) 813-1563.  Please see the questions and answers below for additional instructions on how to complete your proxy card.  If you attend the Meeting and wish to vote in person, you may revoke your proxy at that time.

To help you, we have attached the following questions and answers regarding the proposal.  They are designed to help answer questions you may have and help you cast your vote, and are being provided as a supplement to, not a substitute for, the proxy statement.  More specific information about the proposal is contained in the proxy statement, which you should consider carefully.

Thank you for your confidence and support.

Please feel free to call Mr. Stephen Mullin at Central Park Group LLC, Telephone Number:  (212) 317-9200 to answer any questions you may have regarding the voting of your Fund shares, the proposal or the transaction or other matters.

Sincerely,

Michael Mascis Principal Accounting Officer

QUESTIONS & ANSWERS

Q.           WHY AM I RECEIVING THIS PROXY STATEMENT?

A.           You are receiving these proxy materials – a booklet that includes a notice of a special shareholder meeting, the proxy statement and a proxy card – because you have the right to vote on the following important proposal concerning your investment in the Fund:

•	Approval of a new Advisory Agreement between the Fund and Central Park Multi-Event Management, LLC (the "Proposal").

Q.           WHY AM I BEING ASKED TO APPROVE THE NEW AGREEMENT?

A.           Central Park Advisers and the Board have determined that it is in the best interests of the Fund and its shareholders to have its portfolio managed by the New Adviser.  The Existing Agreement will terminate at the close of business on October 31, 2011.  At a meeting of the Board held on August 10, 2011, Central Park Advisers recommended that the Fund enter into the New Agreement, effective as of November 1, 2011.  The Board unanimously approved the New Agreement and is now seeking your approval of the New Agreement, as required by the 1940 Act.

Q.     WHY IS THE BOARD RECOMMENDING THAT SHAREHOLDERS APPROVE THE NEW AGREEMENT?

A.           The Fund has not materially grown over the last year.  In light of the Fund's lack of asset growth, Central Park Advisers considered and evaluated numerous strategic options, including seeking a new investment adviser.  After reviewing its options, Central Park Advisers identified Brencourt Advisors as a suitable and qualified investment adviser to supply personnel to manage the Fund's portfolio.  Central Park Advisers recommended the New Agreement to the Board because it believes that approval of the New Agreement, pursuant to which the New Adviser, a joint venture between Central Park Advisers, which serves as managing member, and Brencourt Advisors, which serves as non-managing member, would serve as the Fund's investment adviser, is in best interests of the Fund and its shareholders.

The Board believes that the Fund and its shareholders would receive the following potential benefits from approval of the New Agreement:

•	Experienced Management. The Fund would benefit from the experience of Brencourt Advisors' personnel in portfolio management.

•
Brencourt Advisors' Investment Philosophy.  The Fund would benefit from Brencourt Advisors' event-driven approach, which aims to generate consistent, absolute and attractive returns with below-market risk.

•	Lower Expense Ratio. If the Fund's assets increase, the Fund's fixed expenses would be spread over a greater asset base, thereby reducing the Fund's expense ratio over time.

•
Continuity of Oversight.  Central Park Advisers would continue to oversee the day-to-day management of the Fund.  Brencourt Advisors, as the non-managing member of the New Adviser, would provide the use of its employees to the extent reasonably required by the New Adviser in order for the New Adviser to provide investment advisory services to the Fund, under the oversight of Central Park Advisers.

•
No Increase in Management Fees.  The Fund would not be subject to any increase in the management and administration fees and incentive fees paid to the New Adviser compared to those currently paid by the Fund to the Existing Adviser.

Q.   HOW WILL THE APPROVAL OF THE NEW AGREEMENT AFFECT ME AS A SHAREHOLDER OF THE FUND?

A.           To date, the Fund's portfolio has been managed by employees of Para Advisors under the oversight of Central Park Advisers.  Commencing November 1, 2011, the Fund's portfolio will be managed by employees of Brencourt Advisors under the oversight of Central Park Advisers.  Brencourt Advisors, a Delaware limited liability company located at 600 Lexington Avenue, 8th Floor, New York, New York 10022, is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act").  Brencourt Advisors was founded by William L. Collins, its principal owner, in January 2001 to continue the investment philosophy and strategy that he had established in managing Taurus Partners, L.P. from 1993 through 2000.  Brencourt Advisors provides investment advisory services to institutions and individuals, and, as of August 1, 2011, had approximately $361 million of assets under management, including proprietary funds.

Brencourt Advisors pursues three core event-driven strategies:  (i) merger arbitrage, (ii) credit opportunities and (iii) multi-strategy (which itself includes exposure to merger arbitrage, credit opportunities and equity special situations).  It also pursues other non-core strategies.

The Fund will seek its investment objective of achieving capital appreciation, while seeking to moderate risk and reduce volatility compared to the general equities market, by continuing to pursue a variety of investment strategies, including principally the event-driven strategies disclosed above.  The risks described in the Fund's current Prospectus and Statement of Additional Information will continue to be applicable to the Fund after it enters into the New Agreement, effective as of November 1, 2011.  You should refer to the Fund's current Prospectus and Statement of Additional Information for a comprehensive discussion of the Fund's investment strategies and their related risks.

Your share ownership in the Fund and the management and administration fees and incentive fees payable will not change as a result of the approval of the New Agreement.  In addition, Central Park Advisers, the managing member of the Existing Adviser, will serve as managing member of the New Adviser.  The New Adviser has applied for registration as an investment adviser under the Advisers Act and will not provide investment advisory services to the Fund before its registration is effective, which is expected to occur prior to November 1, 2011.

Q.       DOES BRENCOURT ADVISORS MANAGE OTHER EVENT-DRIVEN INVESTMENT ACCOUNTS?

A.           Brencourt Advisors manages various other event-driven investment accounts that have investment objectives, programs, policies and strategies that are substantially the same as those of the Fund (the "Other Accounts") and that had aggregate net assets as of July 31, 2011 of approximately $218 million.  Brencourt Advisors will employ an investment program for the Fund that is substantially similar to the investment program that it employs in managing the Other Accounts.  The personnel of Brencourt Advisors who will be responsible for managing the investment portfolio of the Fund manage the investment portfolios of the Other Accounts.  Appendix B hereto contains performance information for those Other Accounts.

Q.      HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A.           After careful consideration, the Board has voted unanimously in favor of the New Agreement, and recommends that you vote "For" it on the enclosed proxy card.

Q.      WHAT HAPPENS IF THE NEW AGREEMENT IS NOT APPROVED?

A.           If the New Agreement is not approved by shareholders, the Board will consider such further action as it deems in the best interests of the Fund and its shareholders.

Q.      HOW DO I VOTE MY PROXY?

A.           Whether or not you expect to attend the Meeting, you can vote in one of two ways, by (i) completing, signing and returning the enclosed proxy card in the enclosed prepaid envelope or (ii) faxing your completed and signed proxy card to Central Park Group Multi-Event Fund, c/o the Operations Department at (212) 813-1563.

The enclosed proxy card should be completed as follows:

Voting:

To vote your proxy, the enclosed proxy card contains options by which you may choose to vote "For" or "Against" the Proposal, or you may "Abstain" from voting on the Proposal.  An abstention means that you are neither approving nor rejecting the Proposal, which will have the effect of an "Against" vote for purposes of calculating the percentage approval of the Proposal.  Please check the appropriate box with respect to the Proposal.

Attendance at Meeting:

If you plan to attend the Meeting, please check the box stating so.  There is no obligation to attend once you have checked the box, nor are you prevented from attending if you have not checked the box.  However, if you vote by proxy and subsequently attend the Meeting and wish to vote in person, you may revoke your proxy at that time.  Checking this box will provide notice to the Fund to have your proxy card readily available in case you wish to revoke it.

Signature:

Finally, please provide your signature and the date of execution.  If you are a joint owner, please have both parties provide signatures on the appropriate lines.

Comments or Reporting a Change of Address:

If you have any comments or wish to report a change of address, please fill out the box labeled "Comments/Address Change."  If this does not apply, please leave the box blank.

Q.      WHOM DO I CALL IF I HAVE ADDITIONAL QUESTIONS?

A.           If you have any questions, please feel free to call Mr. Stephen Mullin at Central Park Group LLC, Telephone Number:  (212) 317-9200 to answer any questions you may have regarding the voting of your shares, the proposal or any other matters.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN
PLEASE RETURN YOUR PROXY CARD IMMEDIATELY

Each shareholder may think its vote is not important.  However, the Meeting will have to be adjourned without conducting any business if less than a quorum is represented.  In that event, the Fund would incur additional expenses as it continues to solicit votes in an attempt to achieve a quorum.  Your vote could be critical to enable the Fund to hold the Meeting as scheduled.

Whether or not you intend to attend the Meeting, you can vote in one of two ways, by (i) completing, signing and returning the enclosed proxy card in the enclosed prepaid envelope or (ii) faxing your completed and signed proxy card to Central Park Group Multi-Event Fund, c/o the Operations Department at (212) 813-1563.

CENTRAL PARK GROUP MULTI-EVENT FUND

805 Third Avenue
New York, New York 10022

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 23, 2011

________________________________________

Dear Shareholder:

A Special Meeting of the shareholders (the "Meeting") of Central Park Group Multi-Event Fund (the "Fund") will be held at 10:00 a.m., on Friday, September 23, 2011, at the offices of the Fund at 805 Third Avenue, New York, New York 10022, for the following purposes:

1.           To approve a new Advisory Agreement between the Fund and Central Park Multi-Event Management, LLC (the "New Adviser"), a joint venture between Central Park Advisers, LLC, which serves as managing member, and Brencourt Advisors, LLC, which serves as non-managing member; and

2.           To transact such other business as may properly come before the Meeting and any adjournment thereof.

The Fund's Board of Trustees has fixed the close of business on August 19, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

You are cordially invited to attend the Meeting.  Whether or not you intend to attend the Meeting, please vote by completing, signing and dating and returning the enclosed proxy card.  If you have any questions regarding the enclosed proxy materials or if you need assistance in voting your shares, please contact Mr. Stephen Mullin at Central Park Group LLC, Telephone Number:  (212) 317-9200.

By Order of the Board of Trustees,

Michael Mascis

Dated: August 26, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice, Proxy Statement and Proxy Card for the Fund also are available to you on the Fund's website at www.multieventfund.com.  You are encouraged to review all of the information contained in the proxy materials before voting.  For directions to the Meeting, please call the Fund at (212) 317-9200.

We urge you to promptly mark, sign and date the enclosed Proxy Card and return it in the enclosed envelope thus enabling the Fund to avoid unnecessary expense and delay.  No postage is required if mailed in the United States.

CENTRAL PARK GROUP MULTI-EVENT FUND
805 Third Avenue
New York, New York 10022

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 23, 2011

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished by the Board of Trustees (the "Board") of Central Park Group Multi-Event Fund (the "Fund") in connection with the solicitation of proxies for use at a Special Meeting of Shareholders (the "Meeting"), to be held at 10:00 a.m. (Eastern Daylight Time) on Friday, September 23, 2011, at the offices of the Fund at 805 Third Avenue, New York, New York 10022.  The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Shareholders.  It is expected that the Notice of Special Meeting of Shareholders, Proxy Statement and form of proxy will first be mailed to shareholders on or about August 26, 2011.

The purpose of the Meeting is to permit shareholders of record to consider the approval of a new investment advisory agreement (the "New Agreement") between the Fund and Central Park Multi-Event Management, LLC (the "New Adviser").  The New Adviser is a joint venture between Central Park Advisers, LLC ("Central Park Advisers"), which serves as the managing member, and Brencourt Advisors, LLC ("Brencourt Advisors") which serves as its non-managing member and whose personnel would, if the New Agreement is approved by the Fund's shareholders, provide day-to-day management of the Fund's portfolio under the oversight of Central Park Advisers.  Central Park Advisers and the Board have determined that it is in the best interests of the Fund to have its portfolio managed by the New Adviser.  The existing investment advisory agreement (the "Existing Agreement") between the Fund and Central Park Para Management, LLC (the "Existing Adviser"), a joint venture between Central Park Advisers, which serves as managing member, and Para Advisors LLC ("Para Advisors"), which serves as non-managing member, will terminate at the close of business on October 31, 2011.  Central Park Advisers conducted a search and identified Brencourt Advisors as a suitable and qualified investment adviser to supply personnel to manage the Fund's portfolio.  To provide continuity in investment advisory services to the Fund, and in accordance with the requirements of Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund's shareholders are being asked to approve the New Agreement ("the Proposal").

About the Fund

The executive offices of the Fund, and of Central Park Advisers, are located at 805 Third Avenue, New York, New York 10022.  The Fund's administrator is Gemini Fund Services, LLC ("Gemini"), and its executive offices are located at 4020 S. 147th Street, Suite 2, Omaha, Nebraska 68137.  Foreside Fund Services, LLC, with executive offices at Two Portland Square, Portland, Maine 04101, serves as the Fund's distributor on a best efforts basis.

Voting Information

If the accompanying form of proxy card is executed properly and returned, the Fund's shares represented by it will be voted at the Meeting or any adjournment thereof in accordance with the instructions on the proxy card.  However, if no instructions are specified on the proxy card, the Fund's shares will be voted FOR the Proposal.  A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Fund revoking it, by submitting a properly executed proxy card bearing a later date, or by attending the Meeting and voting in person.  Attending the Meeting will not automatically revoke a previously executed proxy.  Shares represented by a proxy marked to withhold authority to vote for the Proposal, abstentions and broker non-votes will be included in determining the existence of a quorum at the Meeting, but will not constitute a vote in favor of the Proposal.  As a result, because they are not votes cast "For" the Proposal, they will have the effect of a vote "Against" the Proposal.  A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

If a quorum is not present at the Meeting, the Fund or shareholders may adjourn the Meeting to permit further solicitation of proxies.  If a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  In determining whether to propose an adjournment in such event, the following factors may be considered:  the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation.  Any such adjournment will require the affirmative vote of the holders of a majority of the shares in the Fund that are represented at the Meeting in person or by proxy.  If an adjournment is proposed, the persons named as proxies will vote those proxies which they are entitled to vote "For" the Proposal in favor of such adjournment, and will vote those proxies required to be voted "Against" the Proposal against such adjournment.

The Board has fixed the close of business on August 19, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof (the "Record Date").  On that date, the Fund had 7,449,981.868 shares outstanding and entitled to vote.  Shareholders are entitled to one vote for each share held and fractional votes for each fractional share held.  Shareholders are not entitled to any appraisal rights as the result of the Proposal.

If a shareholder owns shares in violation of applicable law, including the 1940 Act, the Fund may determine that any vote attributable to such shares shall not be counted, or that such shares will not be counted for quorum purposes, or both.  Under Section 12(d)(1) of the 1940 Act, the acquisition of more than 3% of the Fund's shares by another fund (whether registered, private or offshore) is unlawful.  The Fund will invalidate votes cast on behalf of any such fund or by any other shareholder whose holdings are unlawful, that are otherwise properly cast, only after it has obtained a decision through appropriate proceedings in a court or other forum of competent jurisdiction that such votes are not valid.  The Fund may suspend the final counting of votes pending such a decision.

Management of the Fund knows of no business other than that mentioned in the Notice of Special Meeting of Shareholders which will be presented for consideration at the Meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its Annual Report for its fiscal year ended October 31, 2010, and its Semi-Annual Report for the period ended April 30, 2011 to any shareholder upon request.  Requests for these Reports should be made in writing to Central Park Group Multi-Event Fund, 805 Third Avenue, New York, New York 10022, or by calling the Fund's toll-free telephone number:  (855) 234-7002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, Mr. Mitchell A. Tanzman, a Trustee of the Fund and a member of Central Park Group, LLC  ("Central Park Group"), the managing member of Central Park Advisers, and Mr. Gregory Brousseau, a member of Central Park Group, beneficially owned 19,573.691 shares and 12,283.876 shares of the Fund, respectively.  As of the Record Date, no shareholder, to the knowledge of the Fund, beneficially owned more than five percent of the Fund's outstanding shares.  As of the Record Date, Central Park Advisers and its affiliates owned beneficially, as shareholders, in the aggregate, 0.4% of the Fund's outstanding shares.  Neither the Existing Adviser nor Para Advisors owned beneficially any of the Fund's outstanding shares as of the Record Date.

PROPOSAL:  TO APPROVE THE NEW AGREEMENT

Introduction

The Fund and the Existing Adviser entered into the Existing Agreement on March 6, 2007.  Pursuant to the terms of the Existing Agreement, the Existing Adviser manages the assets, liabilities and business and affairs of the Fund.  The Existing Adviser is a Delaware limited liability company for which Central Park Advisers acts as the managing member.  Para Advisors serves as the non-managing member of the Existing Adviser, and is responsible for supplying the personnel who currently provides the day-to-day management of the Fund's portfolio under the oversight of Central Park Advisers.  Each of the Existing Adviser, Central Park Advisers and Para Advisors is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").  The Existing Adviser has provided investment advice to the Fund since the commencement of the Fund's operations.

The Existing Agreement will terminate at the close of business on October 31, 2011.  The Existing Adviser is a joint venture between Central Park Advisers, which serves as managing member, and Para Advisors, which serves as non-managing member.  Central Park Advisers and the Board have determined that it is in the best interests of the Fund and its shareholders to have its portfolio managed by the New Adviser.  Central Park Advisers and the Board believe that the Fund and its shareholders will benefit from the experience of Brencourt Advisors' personnel in portfolio management, Brencourt Advisors' event-driven approach, which aims to generate consistent, absolute and attractive returns with below-market risk, and their day-to-day management of the Fund's portfolio under the oversight of Central Park Advisers.  In addition, the change in the Fund's adviser will not result in an increase in the management and administration fees and incentive fees payable by the Fund and, if the Fund's assets increase, the Fund's fixed expenses would be spread over a greater asset base, thereby reducing the Fund's expense ratio over time.

As a result, Central Park Advisers recommended to the Board at a meeting held on August 10, 2011, that the Fund enter into the New Agreement, effective as of November 1, 2011.  Based on the considerations described below under "—Board Considerations," the Board, including a majority of the Trustees who are not "interested persons" (as defined by the 1940 Act) (the "Independent Trustees"), unanimously approved the New Agreement and recommended that the Fund's shareholders approve the New Agreement.

At their meeting held on August 10, 2011, the Trustees, including a majority of Independent Trustees, also approved a new Sub-Administration Agreement (the "New Sub-Administration Agreement") between Brencourt Advisors and Central Park Advisers.  The New Sub-Administration Agreement will permit Brencourt Advisors, as of November 1, 2011, to provide the same sub-management and sub-administrative services that are now provided to the Fund by Para Advisors.  These services include:  (i) monitoring and informing Central Park Advisers of the execution of portfolio transactions; (ii) providing certain office space, telephone and utilities; (iii) providing certain administrative and secretarial, clerical and other personnel; (iv) reviewing disclosure documents relating to the Fund; and (v) if requested, preparing certain materials and reports for use in connection with meetings of the Board.  The New Sub-Administration Agreement is not subject to approval by the Fund's shareholders, but is conditioned on the approval of the New Agreement by shareholders.

Subsequent to the meeting of the Board held on August 10, 2011, Para Advisors informed Central Park Advisers of its intention to withdraw as the non-managing member of the Existing Adviser, effective as of the close of business on October 31, 2011.

The Existing Adviser

The Existing Adviser is located at 805 Third Avenue, New York, New York 10022.  The Existing Adviser manages the Fund's investments, subject to the supervision of the Board, and is a joint venture between Central Park Advisers and Para Advisors, who are its sole members.  Under the terms of the Limited Liability Company Agreement governing the Existing Adviser, Para Advisors provides the use of its employees to the extent reasonably required by the Existing Adviser in order for the Existing Adviser to provide investment advisory services to the Fund, under the oversight of Central Park Advisers.  Central Park Advisers is located at 805 Third Avenue, New York, New York 10022.  Para Advisors is located at 520 Madison Avenue, New York, New York 10022.

The Existing Adviser does not have any directors.  Mr. Michael Mascis serves as the Chief Compliance Officer of the Existing Adviser.

The New Adviser

The New Adviser is located at 805 Third Avenue, New York, New York 10022.  The New Adviser will manage the Fund's investments, subject to the supervision of the Board, and is a joint venture between Central Park Advisers and Brencourt Advisors, who are its sole members.  Under the terms of the Limited Liability Company Agreement governing the New Adviser, Brencourt Advisors will provide the use of its employees to the extent reasonably required by the New Adviser in order for the New Adviser to provide investment advisory services to the Fund, under the oversight of Central Park Advisers.

The New Adviser does not have any directors.  Mr. Mascis serves as the Chief Compliance Officer of the New Adviser.

Information About Brencourt Advisors

Brencourt Advisors, a Delaware limited liability company located at 600 Lexington Avenue, 8th Floor, New York, New York 10022, is an investment adviser registered with the Securities and Exchange Commission (the "SEC") under the Advisers Act.  Brencourt Advisors was founded by William L. Collins, its principal owner, in January 2001 to continue the investment philosophy and strategy that he had established in managing Taurus Partners, L.P. from 1993 through 2000.  Brencourt Advisors' founding partners have worked together since 1996 and its portfolio management team is comprised of 15 seasoned investment professionals.  Brencourt Advisors provides investment advisory services to institutions and individuals, and, as of August 1, 2011, had approximately $361 million of assets under management, including proprietary funds.

Brencourt Advisors pursues three core event-driven strategies:  (i) merger arbitrage, (ii) credit opportunities and (iii) multi-strategy (which itself includes exposure to merger arbitrage, credit opportunities and equity special situations).  It also pursues other non-core strategies.

Portfolio Management of the Fund

The names, addresses and principal occupation of the principal executive officers and each director or general partner of Brencourt Advisors are listed below.  The business address for each person listed below is 600 Lexington Avenue, 8th Floor, New York, New York 10022.

Name	Principal Occupation

William L. Collins	Chief Investment Officer and Chief Executive Officer; Executive Committee Member

Richard Bani	Chief Operating Officer; Executive Committee Member

Alan Andreini	Chairman, Executive Committee

Gerald Aquino	Chief Financial Officer; Executive Committee Member

Steve Eick	Portfolio Manager, Merger Arbitrage

John Zito	Portfolio Manager, Credit Opportunities; Executive Committee Member

Brencourt Advisors' principal owner is William L. Collins who will primarily be responsible for the day-to-day management of the Fund's investment portfolio.  Prior to founding Brencourt Advisors, Mr. Collins was a Senior Managing Director at ING Furman Selz Asset Management, where he managed the firm's capital in event-driven strategies, as well as over $1 billion in customer assets, and was responsible for the department's growth, development and performance since its inception in 1986.  Mr. Collins joined Furman Selz, LLC in 1980 and served on the firm's Board of Directors from 1989 until its acquisition by ING Group in 1997.  During that time, he also served on the firm's management committee.  Prior to joining Furman Selz, LLC, Mr. Collins managed the proprietary options department at Bache Halsey Stuart Shields.  Prior to that, he was a trader in Lehman Brothers' risk arbitrage department.  Mr. Collins received his B.A. from St. John's University and M.B.A. from New York University.

Investment Strategies and Related Performance

Subject to approval by the Fund's shareholders, Brencourt Advisors, as the non-managing member of the New Adviser, will be responsible for the day-to-day management of the Fund's portfolio under the oversight of Central Park Advisers, commencing November 1, 2011.  The Fund will seek its investment objective of achieving capital appreciation, while seeking to moderate risk and reduce volatility compared to the general equities market, by continuing to pursue a variety of investment strategies, including principally the event-driven strategies disclosed above.  The risks described in the Fund's Prospectus and Statement of Additional Information will continue to be applicable to the Fund after it enters into the New Agreement, effective as of November 1, 2011.  You should refer to the Fund's current Prospectus and Statement of Additional Information for a comprehensive discussion of the Fund's investment strategies and their related risks.

Brencourt Advisors will employ an investment program for the Fund that is substantially similar to the investment program that it employs in managing various other event-driven investment accounts that have investment objectives, programs, policies and strategies that are substantially the same as those of the Fund (the "Other Accounts") and that had aggregate net assets as of July 31, 2011 of approximately $218 million.  The personnel of Brencourt Advisors who will be responsible for managing the investment portfolio of the Fund manage the investment portfolios of the Other Accounts.  Appendix B hereto contains performance information for those Other Accounts.  Neither the New Adviser nor Brencourt Advisors serves as an investment adviser to other investment companies registered under the 1940 Act.

The New Agreement

Subject to approval by the Fund's shareholders, the Fund and the New Adviser will enter into the New Agreement and, commencing on November 1, 2011, Brencourt Advisors will manage the Fund's portfolio under the oversight of Central Park Advisers.  At a meeting held on August 10, 2011, the Board, including a majority of the Independent Trustees, approved the New Agreement and directed that it be submitted to the Fund's shareholders for approval at the Meeting.  The New Agreement is substantially similar to the Existing Agreement, except for the differences discussed below in "—Comparison of the Existing Agreement and New Agreement."  A copy of the New Agreement is contained in Appendix A to this Proxy Statement.

Under Section 15(a) of the 1940 Act, the New Agreement requires the approval of (i) the Board, including a majority of the Trustees who are not "interested persons" of any party to the New Agreement, and (ii) a majority of the outstanding voting securities of the Fund.  Based upon the considerations described below under "—Board Considerations," the Board, including all of the Independent Trustees, approved the New Agreement on August 10, 2011 and directed that it be submitted to shareholders for approval at the Meeting.

Comparison of the Existing Agreement and New Agreement

The Existing Agreement is dated March 6, 2007 and has not been submitted for shareholder approval since its initial approval at the inception of the Fund by the Fund's sole shareholder.  The Existing Agreement was most recently approved by the Board on September 14, 2010.

The terms of the New Agreement and the Existing Agreement are substantially similar.  The only substantive changes are the identity of the investment adviser to the Fund, an additional representation by the New Adviser regarding the factual accuracy of the Fund's registration statement and a limitation of liability, and indemnification by the New Adviser, of Brencourt Advisors for loss relating to events occurring or originating prior to November 1, 2011.  Because Central Park Advisers serves as the managing member of both the Existing Adviser and the New Adviser, approval of the New Agreement will effect the replacement of Para Advisors with Brencourt Advisors, and their respective personnel, as the persons providing day-to-day management of the Fund's portfolio.  The following descriptions are only summaries and are qualified in their entirety by reference to the New Agreement contained in Appendix A.

Investment Management and Administration Fee; Incentive Fee

THE NEW AGREEMENT WILL NOT RESULT IN A CHANGE IN THE FEES PAID BY THE FUND FOR THE ADVISORY SERVICES IT WAS RECEIVING UNDER THE EXISTING AGREEMENT.

The Existing Adviser manages the assets, liabilities and day-to-day business and affairs of the Fund and receives, generally at the end of each fiscal year, a 20% incentive fee based on the Fund's net profits during each fiscal year, subject to a "high water mark."1  During the fiscal year ended October 31, 2010, the Fund paid performance fees of $436,227 to the Existing Adviser pursuant to the Existing Agreement.

_____________

1
For purposes of calculating the incentive fee for any fiscal period, net profits are determined by taking into account net realized gain or loss (including realized gain that may be distributed to shareholders during such fiscal period), and the net change in unrealized appreciation or depreciation of investment positions.  No incentive fee will be payable for any fiscal period unless losses and depreciation from prior fiscal periods (the "cumulative loss") have been recovered by the Fund, occasionally referred to as a "high water mark" calculation.  The cumulative loss to be recovered before payment of incentive fees will be reduced in certain circumstances.

Central Park Advisers provides certain management and administrative services to the Fund.  In consideration for such services, the Fund pays Central Park Advisers a monthly fee at the annual rate of 2.00% of the Fund's average monthly net assets, paid out of the Fund's assets.  A portion of the fee is paid by Central Park Advisers to Para Advisors for, among other things, certain sub-management and sub-administrative services.  For the fiscal year ended October 31, 2010, the Fund paid administration fees of $1,420,476 to Central Park Advisers.

Central Park Advisers will be entitled to a management and administration fee and the New Adviser will be entitled to an incentive fee at the rates equal to the rates payable by the Fund to Central Park Advisers and the Existing Adviser, respectively.  The chart below indicates the management and administration fee payable by the Fund to Central Park Advisers (the "Existing Management and Administration Fee") and incentive fee payable by the Fund to the Existing Adviser (the "Existing Incentive Fee"), and the management and administration fee that is proposed to be paid to Central Park Advisers (the "New Management and Administration Fee") and incentive fee that is proposed to be paid to the New Adviser (the "New Incentive Fee").

Existing Management and Administration Fee	Existing Incentive Fee	New Management and Administration Fee	New Incentive Fee
2%	20%	2%	20%

Term and Termination

The New Agreement provides for the same process for approval as the Existing Agreement.  The New Agreement will continue in effect for a period not to exceed two years from its effective date, and thereafter will continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by (i) by a vote of a majority of those Trustees who are not parties to the New Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund.

The New Agreement provides for the same process for termination as the Existing Agreement.  The New Agreement will be terminable without penalty by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the New Adviser, or by the New Adviser at any time on 60 days' written notice to the Fund.  Similar to the Existing Agreement, the New Agreement also shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

Duties

Under the Existing Agreement, the Existing Adviser was responsible for, among other things, managing the assets and liabilities of the Fund and managing the day-to-day business and affairs of the Fund.  The New Agreement contemplates that the New Adviser will have the same duties and responsibilities.  In furtherance of managing the assets and liabilities of the Fund and managing the day-to-day business and affairs of the Fund, the New Adviser will have the same power and authority on behalf of the Fund as contemplated in the Existing Agreement.

The Existing Agreement includes a non-exhaustive list of expenses related to its operation to be borne by the Fund.  Under the New Agreement, the Fund will continue to be responsible for the same expenses:

•
all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

•	all costs and expenses associated with the organization, operation and registration of the Fund, offering costs and the costs of compliance with any applicable federal or state laws;

•
fees of Independent Trustees and the costs and expenses of holding any meetings of any shareholders that are regularly scheduled, permitted or required to be held under the terms of the Fund's Agreement and Declaration of Trust, the 1940 Act or other applicable law;

•	the fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

•	the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the New Adviser, Central Park Advisers in its administrative capacity or the Trustees;

•	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders;

•
all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

•	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

•	the fees of custodians and other persons providing administrative services to the Fund; and

•	such other types of expenses as may be approved from time to time by the Board.

Amendment

The New Agreement includes, as the Existing Agreement does, a provision that permits amendment only by a written instrument signed by the party against which enforcement of the amendment is sought.

Standard of Care and Indemnification

Similar to the Existing Agreement, the New Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of duties thereunder on the part of the New Adviser, the New Adviser and its affiliates shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund or any shareholder in connection with the matters to which the New Advisory Agreement relates.

Similar to the Existing Agreement, the New Agreement also provides that the Fund shall indemnify the New Adviser and its affiliates for any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any indemnified person's duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an indemnified person or the indemnified person's reckless disregard of such duties and, in the case of criminal proceedings, unless such indemnified person had reasonable cause to believe its actions unlawful.  The New Agreement, like the Existing Agreement, provides that the Fund may make certain advance payments in connection with expenses incurred in defending an action.

The New Agreement also contains an additional indemnification of Brencourt Advisors, which provides that the New Adviser will indemnify Brencourt Advisors and any members, directors, partners, officers, employees or other agents or advisers (collectively, "Affiliates," which term includes Affiliates of Affiliates) of Brencourt Advisors for any loss it may incur as a consequence of any action or omission of any prior investment adviser or sub-adviser to the Fund that occurred or originated prior to November 1, 2011, provided that the indemnity shall be limited to the amount of any indemnity provided by the Fund in the New Agreement in respect of any such action or omission.  Furthermore, the New Agreement provides that Brencourt Advisors and any of its Affiliates shall not be liable in any way whatsoever for any loss incurred by any person in connection with the actions or omissions of the New Adviser, Central Park Advisers, any prior investment adviser or sub-adviser to the Fund, or any of their respective Affiliates that occurred or originated prior to November 1, 2011.

1940 Act Requirements

Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by shareholders.  In order to comply with the requirements of the 1940 Act and to provide continuity in investment advisory services to the Fund following the termination of the Existing Agreement on October 31, 2011, shareholders are being asked to approve the New Agreement.

If approved by the Fund's shareholders, the New Agreement will remain in effect for a term of two years from November 1, 2011.  The New Agreement will continue in effect thereafter for successive periods of one year if and so long as such continuance is specifically approved annually by (a) a majority of the members of the Board or (b) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event, the continuance also is approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval.

Board Considerations

In light of the Fund's lack of asset growth over the past year,  Central Park Advisers considered and evaluated numerous strategic options, including seeking a new investment adviser to manage the Fund's portfolio.  After evaluating the strategic options, Central Park Advisers identified Brencourt Advisors as a suitable and qualified investment adviser to supply personnel to manage the Fund's portfolio.  At the Board meeting on August 10, 2011, Central Park Advisers presented to the Board a proposal to approve the New Agreement, pursuant to which the New Adviser, a joint venture between Central Park Advisers, which serves as managing member, and Brencourt Advisors, which serves as non-managing member, would serve as the Fund's investment adviser.  The Board considered the proposal and discussed it in executive sessions and also with representatives of Central Park Advisers and Brencourt Advisors and concluded unanimously, as set forth below, that approval of the New Agreement was in the best interests of the Fund and its shareholders.

During the Board meeting on August 10, 2011, the Independent Trustees met in executive sessions, during which they were advised by and had the opportunity to discuss with independent legal counsel the approval of the New Agreement, and met with Messrs. Collins, Bani and Andreini, who provided the Trustees with an overview of Brencourt Advisors and described the firm's investment philosophy, strategies and objective.  The Trustees reviewed materials furnished by the New Adviser, including information regarding the New Adviser, Brencourt Advisors and their respective personnel, operations and financial condition.  Tables indicating comparative fee information and comparative performance information, as well as summary and pro forma financial analyses for the Fund, were also included in the meeting materials and were reviewed and discussed.  The Trustees noted that Central Park Advisers is the managing member of the both the New Adviser and Existing Adviser.  The Trustees discussed with representatives of the New Adviser the Fund's operations and the New Adviser's ability to provide advisory and other services to the Fund.  In particular, the Board considered the following:

(i)  The nature, extent and quality of services to be provided by the New Adviser:  The Trustees reviewed the services that the New Adviser would provide to the Fund, including, but not limited to, generally managing the Fund's investments in accordance with the stated policies of the Fund.  The Trustees also considered the New Adviser's investment philosophy and investment process with respect to, and the investment outlook for, the Fund.  In addition, the Board considered the education, background and experience of the New Adviser's advisory and other personnel proposing to provide services to the Fund, noting particularly that the favorable reputation of the proposed portfolio manager for the Fund could have a favorable impact on the growth of the Fund.  The Board then considered the administrative services to be provided by the New Adviser and its affiliates to the Fund, including administrative and compliance services, oversight of Fund accounting, marketing services, assistance in meeting legal and regulatory requirements and other services necessary for the operation of the Fund.  The Trustees acknowledged the New Adviser's engagement of highly skilled investment professionals, research analysts and administrative, legal and compliance staff members to ensure that a high level of quality in compliance and administrative services would be provided to the Fund.  Accordingly, the Trustees concluded that the quality and scope of services offered by the New Adviser to the Fund was appropriate and compared favorably to, and would be consistent with, services provided by other advisers to other funds in both nature and quality, and would be suitable for the Fund.

(ii)  Investment performance of the Fund and the New Adviser:  The Board considered the Fund's performance, its lack of asset growth over the past year and that redemptions had exceeded subscriptions over the last year and a half, and noted that these factors contributed to Central Park Advisers' recommendation to approve the New Agreement.  Although Brencourt Advisors' other accounts, as private funds, are not subject to certain investment restrictions under the 1940 Act that are applicable to the Fund, which can adversely affect the Fund's performance relative to that of the other accounts, and although past performance does not indicate future performance, the Board reviewed the attractive investment performance achieved in the past by Brencourt Advisors in its evaluation of the New Adviser's investment performance.  The Board also evaluated the New Adviser's capabilities and acknowledged that the New Adviser and its personnel had the necessary experience and expertise to manage the Fund.

(iii)  Cost of the services to be provided and profits to be realized by the New Adviser from the relationship with the Fund:  The Board considered the anticipated cost of the New Adviser's services.  As part of its analysis, the Board considered fee estimates compiled by the New Adviser and expenses going forward.  Referencing the discussions above and the presentation by the New Adviser concerning the expense terms associated with comparable funds and the current expense environment for alternative investment funds generally, and taking into consideration the New Adviser's potential profitability, the Trustees concluded that the profits to be realized by the New Adviser under the New Agreement and from other relationships between the Fund and the New Adviser were within a range the Trustees considered reasonable and appropriate.

(iv)  The extent to which economies of scale would be realized as the Fund grows and whether fee levels would reflect such economies of scale:  The Trustees discussed the fact that the Fund was not large enough at this time to support a request for breakpoints due to economies of scale.  The Trustees noted, however, that if the Fund's assets increase, the Fund's fixed expenses would be spread over a greater asset base, thereby reducing the Fund's expense ratio over time.

(v)  Comparison of fees to be paid to those under other investment advisory contracts, such as contracts of the same and other investment advisors or other clients:  The trustees reviewed the fees to be paid by the Fund and compared the fees to those being charged to other pooled investment vehicles and invesstment companies presented by the Adviser which had objectives and strategies similar to those of the Fund and which are managed by other third-party investment advisers ("Comparable Funds").  The information presented to the Trustees indicated that the management and administration fee was equal to the median management fee of the Comparable Funds and in the range of those being charged by Brencourt Advisors to its other accounts and institutional clients, and that the Fund's incentive fee rate was equal to the median incentive fee rate of the Comparable Funds and in the range of those being charged by Brencourt Advisors to its other accounts and institutional clients.  The Trustees determined that the fees to be paid under the New Agreement do not constitute fees that are so disproportionally large as to bear no reasonable relationship to the services rendered and that could not have been the product of arm's length bargaining, and concluded that the fees to be paid were reasonable.  The Trustees concluded that approval of the New Agreement was in the best interests of that Fund and its shareholders.

Required Vote and Trustees' Recommendation

Approval of the New Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (1) shareholders representing more than 50% in interest of the outstanding shares of the Fund or (2) shareholders present at the Meeting representing 67% or more in interest of the outstanding shares of the Fund, if shareholders holding more than 50% in interest of the outstanding shares are represented at the Meeting in person or by proxy.  If the shareholders of the Fund do not approve the New Agreement, the Trustees will take such further action as they may deem to be in the best interests of the Fund and its shareholders.

THE BOARD OF TRUSTEES OF THE FUND, INCLUDING THE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

ADDITIONAL INFORMATION

Gemini performs certain administration, accounting and shareholder services for the Fund in its capacity as administrator.  In consideration for these services, the Fund pays Gemini a fee based on the average net assets of the Fund (subject to certain minimums), and reimburses Gemini for out-of-pocket expenses.

As contemplated in the New Sub-Administration Agreement approved by the Trustees, including a majority of the Independent Trustees, at their meeting held on August 10, 2011, Brencourt Advisors will provide certain sub-management and sub-administrative services to the Fund.  In consideration for such services, Central Park Advisers will pay Brencourt Advisors, or an affiliate designated by Brencourt Advisors, a portion of the 2.00% management and administrative fee paid to Central Park Advisers.  The Sub-Administration Agreement is not subject to approval by the Fund's shareholders, but is conditioned on the approval of the New Agreement by shareholders.

Central Park Advisers intends to recommend to the Board that the Fund conduct a repurchase offer in October at net asset value for any and all outstanding shares through a discretionary repurchase offer pursuant to Rule 23c-3(c) under the 1940 Act.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of shareholders properly arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interest of the Fund.

Shareholders who wish to communicate with the Board or any individual Trustee should send communications to Central Park Group Multi-Event Fund, 805 Third Avenue, New York, New York 10022 to the attention of Mr. Michael Mascis.  Mr. Mascis is responsible for determining, in consultation with other officers of the Fund and Fund counsel, which shareholder communications will be directed to the Trustee or Trustees indicated in the communication.  If a communication does not indicate a specific Trustee, it will be sent to Nora M. Jordan, Esq., counsel to the Independent Trustees, for further distribution to the Trustees as deemed appropriate.

Proxies may be solicited personally by employees of Central Park Advisers and its affiliates or by telephone or facsimile, in addition to the use of mails.  Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed for such out-of-pocket expenses.  Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting a new proxy to the Fund or by attending the Meeting and voting in person.

Expenses of the Meeting will include costs of (i) preparing, assembling and mailing material in connection with the solicitation, (ii) soliciting proxies by officers or employees, personally or by telephone or telegraph, and (iii) reimbursing brokerage houses, banks and other fiduciaries.  These expenses will be borne by the Fund.  If you have any questions or need assistance in voting, please contact Mr. Stephen Mullin at Central Park Group LLC, Telephone Number:  (212) 317-9200.

Unless otherwise required under the 1940 Act, ordinarily it is not necessary for the Fund to hold annual meetings of shareholders.  As a result, the shareholders will not consider each year the election of Trustees or the appointment of auditors.  However, the Trustees will call a meeting of shareholders for the purpose of electing Trustees if, at any time, less than a majority of the Trustees then holding office have been elected by shareholders.  Under the 1940 Act, shareholders of record of not less than two-thirds of the Fund's shares may remove Trustees through a declaration in writing or by vote cast in person or by proxy at a meeting called for that purpose.  The Trustees will call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustees when requested in writing to do so by shareholders holding 25% or more of the number of votes eligible to be cast by all shareholders.

SHAREHOLDER PROPOSALS

Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, as amended, shareholders may request inclusion in the Fund's proxy statement for subsequent meetings of shareholders certain proposals for action which they intend to introduce at such meeting.  Any shareholder's proposal must be presented a reasonable time before the proxy materials for a subsequent meeting are sent to shareholders.  The submission of a proposal does not guarantee its inclusion in the proxy statement and is subject to limitations under the 1934 Act.  Because the Fund does not hold regular meetings of shareholders, no anticipated date for the next meeting can be provided.  Any shareholder wishing to present a proposal for inclusion in the proxy materials for a subsequent meeting should submit such proposal to the Fund at 805 Third Avenue, New York, New York 10022.

VOTING RESULTS

The Fund will advise the shareholders of the voting results of the matters voted upon at the Meeting in the Annual Report to shareholders.

IMPORTANT

IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN SUBMITTING
YOUR PROXY PROMPTLY.

If you have any questions concerning this Proxy solicitation, please contact Mr. Stephen Mullin at Central Park Group LLC, Telephone Number:  (212) 317-9200.

Dated:  August 26, 2011

APPENDIX A

CENTRAL PARK GROUP MULTI-EVENT FUND

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of [October ___,] 2011 between CENTRAL PARK GROUP MULTI-EVENT FUND, a Delaware statutory trust (the "Fund"), and CENTRAL PARK MULTI-EVENT MANAGEMENT, L.L.C. (the "Adviser"), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company and desires to retain the Adviser as investment adviser to furnish certain investment advisory and portfolio management services to the Fund, and the Adviser is willing to furnish these services;

WHEREAS, Central Park Advisers, LLC ("Central Park Advisers") and Brencourt Advisors, LLC ("Brencourt Advisors"), each a Delaware limited liability company, shall serve as the Managing Member and Non-Managing Member of the Adviser, respectively;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.           Appointment.  The Fund hereby appoints the Adviser as investment adviser of the Fund for the period and on the terms set forth in this Agreement.  The Adviser accepts this appointment and agrees to render the services herein set forth, for the compensation herein described.

2.           Duties as Investment Adviser.

(a)         Subject to the supervision of the Fund's Board of Trustees (the "Board"), the Adviser will have full discretion and authority (i) to manage the assets and liabilities of the Fund and (ii) to manage the day-to-day business and affairs of the Fund.  In furtherance of and subject to the foregoing, the Adviser will have full power and authority on behalf of the Fund, among other matters:

(1)	to purchase, sell, exchange, trade and otherwise deal in and with securities and other property of the Fund and to loan securities of the Fund;

(2)
to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Adviser considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions, subject to Paragraph 2(b);

(3)
to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to the Fund's investors (the "Shareholders") with respect to repurchases of shares in the Fund ("Shares") and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

(4)	to call and conduct meetings of Shareholders at the Fund's principal office or elsewhere as it may determine and to assist the Board in calling and conducting meetings of the Board;

(5)
to engage and terminate such attorneys, accountants and other professional advisers and consultants as the Adviser may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Board;

(6)
to engage and terminate the services of persons to assist the Adviser in providing, or to provide under the Adviser's control and supervision, advice and management to the Fund at the expense of the Adviser and to terminate such services;

(7)	as directed by the Board, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

(8)
if directed by the Board, to arrange for the purchase of (A) one or more "key man" insurance policies on the life of any principal of a member of the Adviser, the benefits of which are payable to the Fund, or (B) any insurance covering the potential liabilities of the Fund or relating to the performance of the Board or the Adviser, or any of their principals, directors, officers, members, employees and agents; and

(9)
to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are, in the opinion of the Adviser, necessary and appropriate for the conduct of the business of the Fund without the act, vote or approval of any other Shareholders or person.

(b)         The Adviser, in its discretion, may use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser's good faith determination that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.  Whenever the Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.  The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

(c)         The Fund hereby authorizes the Adviser and any entity or person associated with the Adviser which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation by the Adviser or any person or entity associated with the Adviser.

(d)        The Adviser shall be responsible for preparing the Fund's registration statement and for managing the Fund's investment program in accordance with the Fund's registration statement.  In connection therewith, the Adviser represents and warrants that the registration statement will not contain any untrue statement of material fact or omit material facts necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.           Services Not Exclusive.  The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others.  Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser or its affiliates, who also may be a Trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

4.           Expenses.

(a)         During the term of this Agreement, the Fund will bear all expenses incurred in the business of the Fund other than those not specifically assumed by the Adviser and other service providers pursuant to their agreements with the Fund.  Expenses to be borne by the Fund will include, but are not limited to, the following:

(1)
all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

(2)	all costs and expenses associated with the organization, operation and registration of the Fund, offering costs and the costs of compliance with any applicable Federal or state laws;

(3)
fees of independent Trustees and the costs and expenses of holding any meetings of any Shareholders that are regularly scheduled, permitted or required to be held under the terms of the Fund's Agreement and Declaration of Trust (the "Trust Agreement"), the 1940 Act or other applicable law;

(4)	the fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

(5)	the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Adviser, Central Park Advisers in its administrative capacity or the Trustees;

(6)	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Shareholders;

(7)
all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

(8)	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

(9)	the fees of custodians and other persons providing administrative services to the Fund; and

(10)	such other types of expenses as may be approved from time to time by the Board.

(b)        The payment or assumption by the Adviser of any expenses of the Fund that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

5.           Compensation.

(a)          In consideration for the provision by the Adviser of its services hereunder, at the end of each fiscal year of the Fund, to the extent that the Fund's Net Profits for all Fiscal Periods ending within or coterminous with the close of such fiscal year exceed the Fund's Net Losses for all Fiscal Periods ending within or coterminous with the close of such fiscal year, the Fund agrees to pay to the Adviser an incentive fee (an "Incentive Fee") in an amount equal to 20% of such excess, without duplication for any Incentive Fees paid during such fiscal year.  For purposes of calculating the Incentive Fee, Net Profits and Net Losses for any Fiscal Period will be determined by taking into account net realized gain or loss (including realized gain that may be distributed to shareholders during such Fiscal Period), and the net change in unrealized appreciation or depreciation of investment positions.  The Incentive Fee will be determined as of the last day of each fiscal year of the Fund and will be paid promptly thereafter from the assets of the Fund.  In the event that a Fiscal Period ends by reason of the repurchase of Shares by the Fund pursuant to a periodic share repurchase offer, an Incentive Fee will be determined as if the end of such Fiscal Period were the end of the Fund's fiscal year, and that portion of the Incentive Fee that is proportional to the Fund's assets paid in respect of such repurchase (not taking into account any proceeds from any contemporaneous purchases of Shares from the Fund, by reinvestment or otherwise) will be paid to the Adviser for such Fiscal Period.

(b)         No Incentive Fee will be payable for any fiscal year or Fiscal Period unless the positive balance in the Fund's cumulative loss account from prior Fiscal Periods (if any) has been reduced to zero by the Fund's cumulative Net Profit.  A cumulative loss account has been established for the Fund which will be credited with the dollar amount of the Fund's Cumulative Loss on a monthly basis.  If Fund assets are reduced during a Fiscal Period as the result of share repurchases pursuant to a periodic share repurchase offer or as a result of the Fund's payment of a dividend or distribution when the Fund's cumulative loss account has a positive balance, the amount of the Fund's cumulative loss account will be reduced (but not below zero) in proportion to the reduction in the Fund's assets.

(c)         For the purposes of this Agreement:

(1)
"Cumulative Loss" shall mean the cumulative amount (for all Fiscal Periods) of the Fund's realized and unrealized depreciation, investment loss and allocated expenses net of the Fund's cumulative Net Profit.

(2)
"Fiscal Period" shall mean each twelve-month period ending on the Fund's fiscal year end; provided that whenever the Fund repurchases Shares pursuant to a periodic repurchase offer, the period of time from the last fiscal period-end through that date shall constitute a Fiscal Period.

(d)         Notwithstanding the foregoing paragraph (a), in the event of the termination of this Agreement, the Fund will be required to pay an Incentive Fee to the Adviser calculated in a manner as if such termination date were the end of the Fund's fiscal year.

6.           Duration and Termination.

(a)         This Agreement will become effective on [October ___,] 2011, provided that this Agreement will not take effect unless it has first been approved (i) by a vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund.

(b)         Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from [October ___,] 2011.  Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

(c)         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund.  This Agreement will automatically terminate in the event of its assignment.

7.           Limitation of Liability of the Adviser.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Shareholder in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Any person, even though also an officer, director, employee, or agent of the Adviser or its affiliates, who may be or become an officer, Trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Adviser even though compensated by it.

8.           Limitation of Liability of Brencourt Advisors.  Brencourt Advisors and any members, directors, partners, officers, employees or other agents or advisers (collectively, "Affiliates," which term includes Affiliates of Affiliates) of Brencourt Advisors shall not be liable in any way whatsoever for any loss incurred by any person in connection with the actions or omissions of the Adviser, Central Park Advisers, any prior investment adviser or sub-adviser to the Fund, or any of their respective Affiliates that occurred or originated prior to the date of this Agreement.  The Adviser agrees to indemnify Brencourt Advisors and its Affiliates for any loss it may incur as a consequence of any action or omission of any prior investment adviser or sub-adviser to the Fund that occurred or originated prior to the date of this Agreement, provided that this indemnity shall be limited to the amount of any indemnity provided by the Fund in Paragraph 9 in respect of any such action or omission.

9.           Indemnification.

(a)         The Fund will indemnify the Adviser and its affiliates, and each of their members, directors, officers and employees and any of their affiliated persons, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct").  Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Trustees who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder.  The Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance.  The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this Paragraph 8.  The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b)         Notwithstanding any of the foregoing, the provisions of this Paragraph 8 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 8 to the fullest extent permitted by law.

10.         Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

11.         Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act.  To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.         Consent to Jurisdiction.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the Fund in the courts of the State of New York, County of New York, or, if the Adviser has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and the Fund hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on the Fund anywhere in the world.

13.         Use of Name.  The Fund agrees that "Central Park Group" is a trademark, service mark and trade name used by Central Park Advisers. In the event of the termination of this Agreement at any time, the Fund will, within 10 days of the Adviser's request, take all necessary action to change the name of the Fund to a name not including "Central Park Group" in any form or combination.  The Fund agrees that the Fund's failure to do so is not compensable by monetary damages and that the Adviser shall be entitled to equitable relief to enforce the Fund's obligation hereunder.  The provisions of this Paragraph 12 shall survive the termination or cancellation of this Agreement.

14.         Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order.  Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

CENTRAL PARK MULTI-EVENT MANAGEMENT, L.L.C.

By:
Name:
Title:

CENTRAL PARK GROUP MULTI-EVENT FUND

By:
Name:
Title:

APPENDIX B

FUND PERFORMANCE INFORMATION
CENTRAL PARK GROUP MULTI-EVENT FUND
AS OF JULY 31, 2011

NOTE:  If approved by the Fund's shareholders, Central Park Multi-Event Management, LLC will assume the day-to-day investment management of the Fund as of November 1, 2011.  Prior to this date, the Fund will have been managed by a different portfolio manager and the adviser to the Fund will have been Central Park Para Management, L.L.C.

FUND MONTHLY RETURNS
AS OF JULY 31, 2011

Year	January	February	March	April	May	June	July	August	September	October	November	December	YEAR
2007												0.32%	0.32%
2008	-2.54%	3.49%	-3.38%	0.25%	0.43%	-7.29%	-1.90%	-1.09%	-4.80%	1.93%	-2.17%	0.19%	-16.05%
2009	-0.71%	-2.22%	1.62%	3.86%	2.54%	0.85%	5.56%	0.55%	0.90%	-0.04%	0.72%	2.02%	16.66%
2010	-0.90%	0.96%	2.89%	0.10%	-4.75%	-3.59%	3.07%	-1.54%	2.67%	1.34%	-1.98%	3.22%	1.09%
2011	1.11%	1.75%	-0.83%	1.90%	-1.29%	-1.96%	-1.32%						-0.71%

FUND AVERAGE ANNUAL TOTAL RETURNS
AS OF JULY 31, 2011

	1 Year	Since Inception
Central Park Group Multi-Event Fund	2.91%	-0.38%

BACKGROUND

Central Park Group Multi-Event Fund (the "Fund") was organized as a statutory trust under the laws of Delaware on November 21, 2006.  The Fund is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end management investment company.  The Fund's investment objective is to achieve capital appreciation, while seeking to moderate risk and reduce volatility compared to the general equities markets, by pursuing a variety of investment strategies.  The Fund commenced operations on December 6, 2007.

Since the Fund's inception, Central Park Para Management, L.L.C., a joint venture between Central Park Advisers, LLC (the "Manager") and Para Advisors LLC, has served as its investment adviser.  On August 10, 2011, the Fund's Board of Trustees (the "Trustees") approved various changes to the management of the Fund, including engaging Central Park Multi-Event Management, LLC (the "Adviser"), a joint venture between the Manager and Brencourt Advisors, LLC ("Brencourt Advisors"), to serve as the investment adviser to the Fund as of November 1, 2011, pending approval of the Fund's shareholders.  The Manager and Brencourt Advisors are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the Adviser's application for registration under the Advisers Act currently is pending with the Securities and Exchange Commission.

The Adviser will employ as its portfolio manager Mr. William L. Collins of Brencourt Advisors to be primarily responsible for the day-to-day management of the Fund's investment portfolio, under the oversight of the Manager's personnel.  Brencourt Advisors was founded by Mr. Collins, its principal owner, in January 2001 to continue the investment philosophy and strategy that he had established in managing Taurus Partners, L.P. from 1993 through 2000.  Brencourt Advisors pursues three core event-driven strategies:  (i) merger arbitrage, (ii) credit opportunities and (iii) multi-strategy (which itself includes exposure to merger arbitrage, credit opportunities and equity special situations).  It also pursues other non-core strategies.  Brencourt Advisors' founding partners have worked together since 1996 and its portfolio management team is comprised of 15 seasoned investment professionals.

COMPOSITE PERFORMANCE INFORMATION OF BRENCOURT ADVISORS

Brencourt Advisors will employ an investment program for the Fund that is substantially similar to the investment program that it employs in managing various other event-driven investment accounts that have investment objectives, programs, policies and strategies that are substantially the same as those of the Fund (the "Other Accounts") and that had aggregate net assets as of July 31, 2011 of approximately $218 million.  The personnel of Brencourt Advisors who will be responsible for managing the investment portfolio of the Fund manage the investment portfolios of the Other Accounts.  As of August 1, 2011, Brencourt Advisors had total assets under management, including proprietary funds, of approximately $361 million.

Because of the similarity of investment programs, as a general matter, Brencourt Advisors will consider participation by the Fund in all appropriate investment opportunities that are under consideration by Brencourt Advisors for the Other Accounts.  Brencourt Advisors will evaluate for the Fund and for the Other Accounts a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Fund or the Other Accounts at a particular time.  Because these considerations may differ for the Fund and the Other Accounts in the context of any particular investment opportunity and at any particular time, the investment activities and future investment performance of the Fund and each of the Other Accounts will differ.

THE TABLE ON PAGE B-3 SETS FORTH FOR THE PERIODS INDICATED COMPOSITE MONTHLY PERFORMANCE INFORMATION OF ALL OTHER ACCOUNTS MANAGED BY BRENCOURT ADVISORS THAT HAVE INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES THAT ARE SUBSTANTIALLY SIMILAR TO THE FUND.  THE FOLLOWING TABLES ON PAGE B-5 PRESENT ANNUAL PERFORMANCE INFORMATION FOR THE OTHER ACCOUNTS AND FOR VARIOUS INDICES.  THE RETURNS SHOWN FOR THE OTHER ACCOUNTS REFLECT THE ACTUAL FEES AND EXPENSES INCURRED BY THE OTHER ACCOUNTS.  THE TABLES SHOULD BE READ IN CONJUNCTION WITH THE NOTES THERETO.  PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.  PROSPECTIVE INVESTORS SHOULD RECOGNIZE THAT THE FUND'S FEES AND EXPENSES ARE HIGHER THAN THOSE OF EACH OF THE OTHER ACCOUNTS.

ACCORDINGLY, HAD THE OTHER ACCOUNTS' PERFORMANCE RECORDS REFLECTED THE FUND'S FEES AND EXPENSES, THE OTHER ACCOUNTS' RETURNS SHOWN IN THE TABLE MAY HAVE BEEN LOWER.  FURTHERMORE, THERE ARE CERTAIN DIFFERENCES BETWEEN THE INVESTMENT POLICIES OF THE FUND AND THE OTHER ACCOUNTS.  UNLIKE THE FUND, CERTAIN OF THE OTHER ACCOUNTS ARE NOT SUBJECT TO CERTAIN INVESTMENT LIMITATIONS IMPOSED BY APPLICABLE SECURITIES LAWS, OR TO THE SAME REQUIREMENTS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, TO WHICH THE FUND IS SUBJECT, WHICH, IF APPLICABLE, MAY HAVE ADVERSELY AFFECTED THE OTHER ACCOUNTS' PERFORMANCE.  THE FUTURE PERFORMANCE OF THE FUND, THE OTHER ACCOUNTS AND THE VARIOUS INDICES MAY DIFFER.

FUTURE INVESTMENTS WILL BE MADE UNDER DIFFERENT ECONOMIC CONDITIONS AND WILL INCLUDE DIFFERENT INVESTMENTS.  MEMBERS OF BRENCOURT ADVISORS RESPONSIBLE FOR INVESTMENTS HAVE CHANGED AND MAY CHANGE IN THE FUTURE.  PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE PERFORMANCE COMPARABLE TO THAT SET FORTH BELOW.

BRENCOURT ADVISORS COMPOSITE MONTHLY RETURNS (1)
AS OF JULY 31, 2011

Year	January	February	March	April	May	June	July	August	September	October	November	December	YEAR
2001(2)		0.07%	-0.02%	0.83%	1.65%	-0.52%	0.64%	0.90%	-1.00%	0.44%	0.23%	0.23%	3.48%
2002	0.36%	-0.13%	0.56%	0.61%	0.04%	-0.59%	-1.15%	0.05%	0.39%	0.18%	0.58%	1.01%	1.91%
2003	0.92%	-0.36%	-1.28%	1.61%	0.56%	1.65%	0.95%	0.42%	1.60%	1.29%	0.67%	2.35%	10.83%
2004	2.83%	-0.18%	-0.30%	0.51%	0.25%	0.58%	0.11%	0.91%	2.02%	1.52%	3.38%	1.72%	14.11%
2005	-0.84%	1.30%	-0.42%	-0.74%	0.25%	2.62%	2.69%	1.93%	0.74%	-0.45%	0.30%	1.30%	8.94%
2006	2.57%	0.69%	1.61%	1.16%	-0.55%	-0.52%	0.53%	0.69%	0.78%	0.68%	2.45%	2.83%	13.64%
2007	2.97%	1.73%	1.59%	1.91%	2.94%	-0.96%	-3.04%	-0.86%	1.47%	1.89%	-3.73%	-0.10%	5.68%
2008	-5.35%	-0.86%	-1.82%	2.37%	1.42%	-0.91%	-0.30%	0.18%	-6.86%	-4.52%	-1.02%	-0.24%	-16.87%
2009	1.94%	-2.09%	2.05%	-0.83%	8.58%	1.89%	10.75%	5.26%	2.07%	0.43%	2.61%	3.04%	41.19%
2010	2.93%	0.49%	2.60%	3.05%	-1.52%	0.02%	0.11%	-0.31%	0.90%	0.66%	0.80%	1.55%	11.77%
2011	2.22%	1.60%	0.29%	0.17%	-0.57%	-0.89%	-0.14%						2.70%

BRENCOURT ADVISORS COMPOSITE AVERAGE ANNUAL TOTAL RETURNS
AS OF JULY 31, 2011

	1 Year	5 Years	10 Years
Brencourt Advisors Composite	6.41%	8.91%	8.63%

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

The notes below refer to the tables on the prior and following pages.

(1) These tables present the investment performance of the Other Accounts. The information contained in these tables was prepared by Brencourt Advisors based on the following facts and assumptions:

(a) The composite performance information is an asset-weighted average of the returns of each of the Other Accounts.  In September 2008, Brencourt Advisors designated a portion of the Other Accounts' assets as special situations investments .

(b) The Other Accounts' returns take into account each Other Account's actual fees and expenses.

The returns do not reflect the reinvestment of any distributions made by the Other Accounts. The Fund's fees and expenses are higher than those of each of the Other Accounts.

(c) The composite performance information for the Other Accounts includes the performance from February 2001 through July 31, 2011 of between one and three accounts, including domestic and offshore private funds.  Aggregate assets under management in the Other Accounts ranged from an initial value as of February 2001 of approximately $11.8 million, to a high of approximately $1,470.2 million as of July 2007.  The composite performance information for the Other Accounts excludes the performance from three separately managed accounts that differed in investment strategy and/or risk profile. Aggregate assets under management in those separately managed accounts ranged from an initial value as of January 2005 of approximately $65 million, to a high of approximately $737.8 million as of November 2007.  The composite performance information for the Other Accounts was not prepared in compliance with the GIPS® standards (Global Investment Performance Standards).

(2) From 2001-2002, Brencourt Advisors' multi-strategy approach included certain strategies such as quantitative arbitrage and convertible arbitrage that it no longer employs.  The strategy employed for the Other Accounts has changed in the past and the strategy for the Fund and Other Accounts may change in the future.

(3) Does not reflect fees or expenses of any kind.

(4) The Standard & Poor's 500 Stock Index with Dividends Reinvested is a market capitalization-weighted index made up of the 500 US companies with the largest market capitalizations.

(5) The Russell 2000 Index represents the largest 2,000 U.S. equities in market capitalization following the top 1,000 U.S. equities.  Composition of the index is based solely on market capitalization, and its composition can change at any time.

(6) The Barclays Capital U.S. Aggregate Bond Index is a benchmark index made up of the Barclays Capital U.S. Government/Corporate Bond Index, U.S. Mortgage-Backed Securities Index, and U.S. Asset-Backed Securities Index, which, in the aggregate, represent fixed-income securities that are of investment-grade quality or better, have at least one year to maturity, and have an outstanding par value of at least $100 million.  The index was formally named the Lehman Brothers U.S. Aggregate Bond Index.

(7) Returns and Risk numbers are measured from the commencement of Brencourt Advisors' management of the Other Accounts in February 2001.

(8) A statistical measure of dispersion of a set of observations about their mean or other measure of central tendency.  It is used to measure an investment's volatility.  The higher the standard deviation the greater the volatility of returns and, thus, the more the return deviates from expected normal returns.

OTHER DISCLOSURES

This information is intended for illustration purposes only.  No index is directly comparable to the Fund or the Other Accounts. Past performance is not indicative of future results or performance of any account managed by Brencourt Advisors, or of the Fund. There is no guarantee that the Fund will achieve its investment objective.

BRENCOURT ADVISORS COMPOSITE ANNUAL RETURNS
AS OF JULY 31, 2011

	Other Accounts (1)	S&P (3, 4)	Russell (3, 5)	Barclays (3, 6)
2001	3.48%	-11.88%	1.04%	8.42%
2002	1.91%	-22.09%	-21.58%	10.26%
2003	10.83%	28.67%	45.37%	4.11%
2004	14.11%	10.87%	17.00%	4.34%
2005	8.94%	4.91%	3.32%	2.43%
2006	13.64%	15.78%	17.00%	4.33%
2007	5.68%	5.50%	-2.75%	6.96%
2008	-16.87%	-37.00%	-34.80%	5.22%
2009	41.19%	26.45%	25.22%	5.93%
2010	11.77%	15.00%	25.31%	6.54%
2011*	2.70%	3.87%	2.37%	4.37%

BRENCOURT ADVISORS COMPOSITE RISK STATISTICS

	AVERAGE ANNUAL RETURNS SINCE FEBRUARY 2001 (7)	STANDARD DEVIATION (7, 8)
OTHER ACCOUNTS (1)	8.48%	7.00%
S&P 500 (3, 4)	1.38%	16.05%
RUSSELL 2000 (3, 5)	5.75%	20.73%
BARCLAYS AGGREGATE (3, 6)	5.82%	3.75%

*  January 1 – July 31, 2011.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

CENTRAL PARK GROUP MULTI-EVENT FUND
805 THIRD AVENUE
NEW YORK, NEW YORK 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF CENTRAL PARK GROUP MULTI-EVENT FUND PURSUANT TO A SEPARATE NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, DATED AUGUST 26, 2011, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED

The undersigned hereby appoints Mitchell A. Tanzman and Michael Mascis, and each of them, the true and lawful attorneys and proxies, each with the power of substitution, for and in the name, place and stead of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of beneficial interest of Central Park Group Multi-Event Fund held of record by the undersigned on August 19, 2011 at a Special Meeting of Shareholders to be held at 10:00 a.m., on Friday, September 23, 2011, at the offices of the Fund at 805 Third Avenue, New York, New York 10022 or any adjournment or postponement thereof.

This proxy, when properly executed and returned in the enclosed envelope, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, this proxy will be voted FOR the approval of a new Advisory Agreement between the Fund and Central Park Multi-Event Management, LLC.  This proxy also will be voted in the discretion of the proxies upon such other matters as may properly come before the Meeting and at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  Both of said proxies or their substitutes who shall be present and act at the Meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies.

In their discretion, the persons named as proxies on the front of this card are authorized to vote upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
________________________________	________________________________
________________________________	________________________________
________________________________	________________________________

(Continued and to be signed on the reverse side)

CENTRAL PARK GROUP MULTI-EVENT FUND OFFERS SHAREHOLDERS OF RECORD
TWO WAYS TO VOTE YOUR PROXY

VOTING BY FAX.  Simply complete, sign and fax the enclosed proxy card to Central Park Group Multi-Event Fund, c/o the Operations Department at (212) 813-1563.

VOTING BY MAIL.  Simply complete, sign and date your proxy card and return it in the postage-paid envelope to Central Park Group Multi-Event Fund, 805 Third Avenue, New York, New York 10022.  If you are voting by fax, please do not mail your proxy card.

SPECIAL MEETING OF SHAREHOLDERS OF
CENTRAL PARK GROUP MULTI-EVENT FUND

September 23, 2011

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

1.
With respect to the proposal to approve a new Advisory Agreement between the Fund and Central Park Multi-Event Management, LLC, a joint venture between Central Park Advisers, LLC, which serves as managing member, and Brencourt Advisors, LLC, which serves as non-managing member.

For /_/                        Against /_/                       Abstain /_/

Date:  __________________  ____, 2011

__________________________       _______________________________
Shareholder sign here                Print Name

__________________________       _______________________________
Co-owner sign here                    Print Name

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice, Proxy Statement and Proxy Card for the Fund also are available to you on the Fund's website at www.multieventfund.com.  You are encouraged to review all of the information contained in the proxy materials before voting.  For directions to the Meeting, please call the Fund at (212) 317-9200.